CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE ACCORD GROUP INC.



     THE ACCORD GROUP a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of THE ACCORD GROUP INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows,

               RESOLVED,   that  the  Certificate  of   Incorporation  of  this
          corporation he amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

                 FIRST: The name of the Corporation is ThermoTek
                               International, Inc.

          SECOND, That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF: said THE ACCORD GROUP INC. has caused this certificate to be signed by its Authorized Officer this 27day of October,1998.


                                      BY: /ss/ Richard Singer
                                          -------------------
                                             Richard Singer
                                       TITLE:  Chairman of the Board, President

     FURTHER RESOLVED, that the officers and directors of the Corporation are hereby authorized to take all necessary actions to effect such name change with the secretary of State of the State of Delaware.

     EXECUTED as of the 21st day of October 1998.







                                        SHAREHOLDERS:

                                        Securities Resolution Advisors, Inc.







                                      By:    /ss/ Richard Singer
                                      --------------------------
                                                Richard Singer, President